HSBC                                        EXHIBIT 10.2A

FROM
HSBC Bank Middle East Limited, having its principal office at HSBC Tower, Downtown Dubai, PO Box 66, Dubai, United Arab Emirates (hereinafter referred to as the “we” or the “Bank” which expression, where the context so requires, shall include is successors, administrators and assigns).
TO
Ibex Global FZ-LLC, having its principal office at Office 206 Building 8, Dubai Outsource City, Dubai, UAE (hereinafter referred to as “you” or the “Customer” which expression, where the contract so requires, shall include its successors, administrators and assigns).
Our Ref: CMB ISB 260143                                13 August 2026
Dear Sir/Madam,
RENEWAL WITH AMENDMENT OF BANKING FACILITIES – Account Number: 023-778103
Following the Review, we are pleased to renew your facilities (the "Facilities") as set out in the chart "The Facilities" attached hereto as Schedule 1 (The Facilities). This facility offer letter (the "Facility Offer Letter") sets out the agreed amendments to facility offer letter ref: CMB ISB 266301 dated 16 March 2026 (the "Existing FOL"). All other terms of the Existing FOL will remain in full force and effect.
This Facility Offer Letter along with Existing FOL is subject to the terms and conditions set out in the attached booklet entitled "General Terms and Conditions Applicable to Corporate Banking Facilities" the "Original Terms and Conditions") as amended by a letter of deviation dated [on or about the date hereof] and entered into between the Bank and the Customer (the "Letter of Deviation"). Any reference to the "Terms and Conditions" in this Facility Offer Letter shall be deemed to be a reference to the Original Terms and Conditions as amended by the Letter of Deviation.
This Facility Offer Letter and any request made by the Customer for a Trade Service (as defined in the Standard Trade Terms) shall incorporate the Standard Trade Terms as thought they were set out in full. The Customer confirms that it has read and understood the Standard Trade Terms and agrees that this Facility Offer Letter and any request made for a Trade Service incorporates the Standard Trade Terms and that the Standard Trade Terms apply to such requested Trade Service.

Customer: /s/ NE /s/ SA	Bank: /s/ VA
HSBC Bank Middle East Limited
HSBC Tower,
Downtown Dubai, PO Box 66, UAE
Tel: +971 442 35168
Website: www.hsbc.ae

Incorporated in the Dubai International Finance Centre Regulated by
the Central Bank of the U.A.E. and lead regulated by the Dubai
Financial Services Authority.

Our Ref: CMB ISB 258846
    Letter Date: 13 August 2026

By confirming you acceptance to this letter, a formal and binding agreement will be constituted between us.
In the event of a conflict between the terms of this Facility Offer Letter and the Existing FOL, or any previously signed facility offer letter, the terms of this Facility Offer Letter shall prevail. Unless otherwise defined in this Facility Offer Letter, capitalized terms shall have the meaning ascribed to them in the Terms and Conditions (as defined in the Existing FOL).
For the avoidance of doubt:
(A)any reduction to and/or cancellation of the Credit Limit of one or more Facilities contained in this Facility Offer Letter shall become effective immediately on the date indicated at the beginning of this Facility Offer Letter regardless of the counter signature of the Customer; and
(B)nothing in this Facility Offer will affect the right of the Bank to carry out any of the following with respect to uncommitted Facilities (i) undertake a Review of the Facilities; (ii) reduce, cancel, withdraw (or determine whether or not to permit a Drawdown in relation to) any Facilities; (iii) request the repayment on demand of the Facilities including the right to call for cash cover on demand for Contingent Facilities, in each case pursuant to the terms of the Facility Documents.

The total principal amount of the Facilities which may be outstanding at any time is USD51,050,000/-(US Dollar Fifty-One Million Fifty Thousand only).

The Facilities under the Existing FOL shall be amended as set out in Schedule 1 (The Facilities) hereto.

Fees
Renewal Fee: A renewal fee of 0.20% of the total facilities shall be payable to the Bank by the Customer upon acceptance of this Facility Offer Letter.
Commitment Fee: A commitment fee of 0.30% of the unutilised portion of the committed Post Shipment Seller Loans Facility shall be payable to the Bank by the Customer on a quarterly basis.
Further Fees and Charges- The Customer will pay the fees, commission, charges and costs as set out in the Tariff and Charges (available on the Website) unless otherwise agreed with the Bank and detailed in section "Non-standard Pricing" of Schedule 1 (The Facilities) to the Facility Offer Letter. The Tariff and Charges is subject to variation at the Bank's sole discretion from time to time.

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ VA

Our Ref: CMB ISB 258846
    Letter Date: 13 August 2026

Security/Collateral
In addition to any Security and/or guarantee and/or collateral previously provided to the Bank, the Customer must provide the following Security and/or guarantee and/or collateral together with the countersigned original of this Facility Offer Letter, otherwise in accordance with the timeline indicated hereunder:

Item	Details
1
USD53,550,000/-Corporate guarantee from IBEX Limited, Bermuda in favour of the Bank together with the Global Relationship Manager certificate. Upon receipt of the corporate guarantee, the Existing CGR (as defined below will be released).

2	UAE Law security agreement over all Customer's receivables in favour of the Bank duly registered with the competent registry.
The following Security will remain in full force and effect:

Item	Details
1	USD52,550,000/- Corporate guarantee from IBEX Limited, Bermuda (the "Existing CGT")
2	AED940,000/-cash margin will be released upon receipt of the USD53,550,000/-Corporate Guarantee mentioned above.

Further Conditions
The following conditions shall apply to the Facilities:

Item	Details
1
The Trade Finance Facilities are subject to the Standard Trade Terms. The Reference Rate (other than an Overnight Rate) applicable to Trade Finance Facilities shall be calculated in accordance with clause 6.1(a) of the Terms and Conditions. For the purpose of this Facility Offer Letter, “Trade Finance Facility” means a Guarantee Line Facility, an Import Line Facility, an Import Cash Line Facility and an Export Cash Line Facility. Unless otherwise indicated in Schedule 1 (The Facilities) to this Facility Offer Letter, the Customer shall pay to the Bank (where applicable) a commission in the amount set out in the Tariff of Charges from time to time applicable.

2
The Commercial Card Facility shall be subject to the Commercial Card Terms and Conditions. The Customers agrees, that unless otherwise agreed, a person who according the the Bank's record is authorized to sign on behalf of the Customers, can also sign any Commercial Card Application Form and request cards to be issued within the approved Commercial Card Facility Credit Limit.

3	The Customer shall immediately notify in writing the Bank in case there is a change in its ownership from the one existing as as the date of the Facility Offer Letter
4	The Customer shall ensure that 100% of its credit turn over (CTO) shall be routed through its account with the Bank.
5
If, at any time the Receivables Coverage Ratio is not met, the Bank, without prejudice to any other right available to it pursuant to the Facility Documents, the DACA and any other document referred to thereunder, shall be entitled to send to HBUS a Disposition Notice (as defined in the DACA) direction HBUS to transfer on the Customer's account with the Bank an amount sufficient to restore the Receivables Coverage Ratio.

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ VA

Our Ref: CMB ISB 258846
    Letter Date: 13 August 2026

Save as stated otherwise, the terms of this Facility Offer Letter shall continue to apply unless, further to a Review, the Bank sends to the Customer a new, revised, or supplemental Facility Offer Letter in accordance with Clause 10.2 of the Terms and Conditions, or a notice of cancellation in accordance with Clause 2.3 of the Terms and Conditions.
To accept the above offer, please arrange to sign and return a copy of this letter along with the stipulated Security Agreements on or before 11 October 2026 after which time this offer, if not accepted, will be deemed to have lapsed. The Bank reserves the right to withdraw this Facility Offer Letter at any time before it is accepted by you.
Yours faithfully
For and on behalf of
HSBC Bank Middle East Limited
s/s Vikas Agarwalla                        /s/ Mauli Nanavati
Vikas Agarwalla                        Mauli Nanavati
Authorised Signatory                        Authorised Signatory

Enclosed:
1.General Terms and Conditions Applicable to Corporate Banking Credit Facilities
2.Term SOFR Schedule
3.Security Agreement
4.Letter of Deviation

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ VA

Our Ref: CMB ISB 258846
    Letter Date: 13 August 2026

Dear Sirs,
I/We AGREE AND ACCEPT the offer contained in this letter. I/We also acknowledge that I/We have received, fully read and understood the Existing FOL and the “General Terms and Conditions Applicable to Corporate Banking Credit Facilities” (the "Terms and Conditions") as amended by a letter of deviation (the "Letter of Deviation") dated [on or about the date hereof] and expressly agree to be bound by them.
For and on behalf of
Ibex Global FZ-LLC

/s/ Nadeem Elahi                       /s/ Syed Mohammad Adnan
(Signature of person who has the authority to Borrow)

Name: Nadeem Elahi                     Syed Mohmmad Adnan
Title:     Authorized Signatory                Authorized Signatory
Date: September 8, 2026                September 8, 2026

Note: This is an important legal document. HSBC Bank Middle East Limited strongly recommends that you seek the advice of your solicitor or other legal adviser prior to signing this document.

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ VA

SCHEDULE 1 (The Facilities)

Ref.	Amount	Account(s) No./Product	Non-Standard Pricing	Tenor/Expiry Date/Interest Period/ Interest Payment Date/Other Terms
1.0	Guarantee Line AED3,672,000/-(Credit Limit)	Purpose: For issuance of guarantees
	AED3,672,000/- (Sub Limit)	PEB (AMENDED)		Maximum Tenor: 12 months
	AED3,672,000/-(Sub-Limit)	AMENDED (NEW)		Maximum Tenor: 4 months
	AED3,672,000/-(Sub-Limit)	PEB, TEB (AMENDED)		Tenor: Open ended

2.0	Commercial Cards
	Credit Limit			Other Terms
USD50,000/-
3.0	Revolving Loan for Post Shipment Seller Loans (committed) (AMENDED)	Purpose: To discount invoices
	Commitment: USD50,000,000/-	Reference Rate: 3M Term SOFR	Availability Period: Subject to the conditions precedent being met, from the signing date of the Revolving Loan Agreement until the date falling 3 months prior to the Final Repayment Date	Repayment: Each Loan shall be repaid at the end of its Interest Period	Final Repayment Date: Sixty (60) months from the date of the Revolving Loan Agreement
This table shall be read in conjunction with the Revolving Loan Agreement ref: CMB ISB 241159 dated 22 October 2024.
The amendments noted above shall apply to all Loans outstanding under the Revolving Loan Facility.

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ AN

Our Ref: CMB ISB 258846
    Letter Date: 13 August 2026

GLOSSARY:
Overdraft Facility
UOR: Unauthorized Overdraft Rule
Guarantee Line
APG: Advance Payment Guarantee; CGB: Credit Facility Guarantee; FNG: Financial Guarantee; PEB: Performance Bond Guarantee; TEB: Tender Bond Guarantee;
REB: Retention Bond Guarantee; CGA: Custom Tax Guarantee

Import Line
DC: Documentary Credit; SDC: Financial Standby Letter of Credit; BR: Bill Receivable; SDG: Trade related Standby Letter of Credit; SDN: Performance Standby Letter of Credit
Import Cash Line Facility
AVL: Availisation; BR: Bill Receivable; LDC: Clean (Local) Documentary Credit: CIL: Post Shipment Buyer Loan; DTL: Post Shipment Buyer Loan (Domestic) DPB: Deferred Payment Bill; DPC: Deferred Payment Credit; DC: Documentary Credit; PNP: Pre Shipment Buyer Loan; SGT: Shipping Guarantee; SDN: Performance Standby Letter of Credit; SDG: Trade related Standby Letter of Credit; AWR: Shipping Guarantee/Airway Bill Release Order; SDC: Financial Standby Letter of Credit

Export Line Facility
BAP: Bills Purchased Documents against Acceptance Non DC; BPP: Bills Purchased on Delivery against Payment Non DC; BAC: Bills Purchased on Documents against Acceptance DC; BPC: Bills Purchased Under other Bank DC’s; BCA: Documents Against Acceptance; IBC: Documents Against Payment; LAE: Loan Against Exports; PC: Packing Credit

PLEASE SIGN EACH PAGE
Customer: /s/ NE /s/ SA	Bank: /s/ VA